Exhibit (a)(1)(C)

XERIS PHARMACEUTICALS, INC.

180 N. LASALLE STREET, SUITE 1600

CHICAGO, ILLINOIS 60601

OPTION EXCHANGE – ELECTION FORM

THIS OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., CENTRAL TIME,

ON WEDNESDAY, DECEMBER 9, 2020, UNLESS EXTENDED

Before completing and signing this Election Form, we encourage you to read the documents that make up this tender offer, including (1) the Offer to Exchange Eligible Options for New Options, dated November 10, 2020, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email from Xeris Pharmaceuticals, Inc. (“Xeris”), describing the terms of the Exchange Offer (the “Offer Documents”); (2) the email from Xeris on November 10, 2020 announcing the commencement of the Exchange Offer; and (3) this Election Form, including the Agreement to the Terms of Election and Instructions to Election Form attached below. The Exchange Offer is subject to the terms set forth in the Offer Documents, as they may be amended. The Exchange Offer expires at 11:59 p.m., Central Time, on December 9, 2020, unless extended. All capitalized terms used in this Election Form but not defined herein shall have the meanings given in the Offer Documents.

PLEASE CAREFULLY REVIEW AND FOLLOW THE INSTRUCTIONS BELOW AND ATTACHED TO THIS FORM.

If you wish to participate in the Exchange Offer with respect to an Eligible Option, please check the box next to “Yes, exchange Eligible Option for New Option(s)” in order to tender such Eligible Option in exchange for the grant of New Option(s) under the terms of the Exchange Offer. Each Eligible Option you elect to tender for exchange must be tendered in whole. If you check the box next to “No, retain Eligible Option” with respect to an Eligible Option, such Eligible Option will remain outstanding subject to its original terms, and no New Options will be granted to you in exchange for such Eligible Option.

If you make no election, or do not return this Election Form before the Expiration Time, you will retain your Eligible Options subject to their original terms, and no New Options will be granted to you.

If you wish to reject the Exchange Offer and retain all of your Eligible Options, you may check the box next to “No, reject the Exchange Offer and retain all Eligible Options” above the table set forth below.

If Xeris extends the expiration of the Exchange Offer past the original Expiration Time on December 9, 2020, to the extent any of your Eligible Options are currently treated as “incentive stock options” (“ISOs”), you must affirmatively elect to retain such Eligible Options by checking the box(es) below next to “No, retain Eligible Option” with respect to such Eligible Options, or, if applicable, the box next to “No, reject the Exchange Offer and retain all Eligible Options,” and return this Election Form to Xeris on or before 11:59 p.m., Central Time, on Wednesday, December 9, 2020.

Please complete and submit this Election Form to Xeris on the options-exchange site.

See the Instructions to Election Form attached to this Election Form for additional information.

Employee Name: [Name]

☐ No, reject the Exchange Offer and retain all Eligible Options. If you check this box, you do not need to make any elections in the table below.

Eligible Options					Election to tender Eligible Option in exchange for New Option(s)
Grant Number	Grant Date	Grant Type	Exercise Price	Eligible Shares	Shares
		☐ ISO ☐ NSO		[ ] vested shares	[ ] shares	☐ Yes, exchange Eligible Option for New Option(s) ☐ No, retain Eligible Option
				[ ] unvested shares	[ ] shares*
		☐ ISO ☐ NSO		[ ] vested shares	[ ] shares	☐ Yes, exchange Eligible Option for New Option(s) ☐ No, retain Eligible Option
				[ ] unvested shares	[ ] shares*
		☐ ISO ☐ NSO		[ ] vested shares	[ ] shares	☐ Yes, exchange Eligible Option for New Option(s) ☐ No, retain Eligible Option
				[ ] unvested shares	[ ] shares*

*	Subject to the same vesting as in the surrendered Eligible Option.

YOUR SIGNATURE AND SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU AGREE TO ALL TERMS OF THE EXCHANGE OFFER AS SET FORTH IN THE OFFER DOCUMENTS, AS WELL AS THE AGREEMENT TO THE TERMS OF THE ELECTION ATTACHED HERETO.

Please note that you may change your election by submitting a new properly completed and signed Election Form prior to the expiration time, which is 11:59 p.m., Central Time, on Wednesday, December 9, 2020, unless extended. The last valid election submitted to Xeris prior to the expiration of the Exchange Offer shall be effective and supersede any prior Election Forms you submit.

Employee Name: [Name]

(Signature)

(Print Name)

(Date)

AGREEMENT TO THE TERMS OF ELECTION

To:	Xeris Pharmaceuticals, Inc. (“Xeris”)
180 N. LaSalle Street, Suite 1600 Chicago, Illinois 60601

By signing and submitting this Election Form, I acknowledge and agree that:

1.

I have received from Xeris the Offer to Exchange Eligible Options for New Options, including the Summary Term Sheet – Questions and Answers, dated November 10, 2020 (collectively, the “Offer Documents”), and upon making an election herein, I agree to all of the terms and conditions of the Offer Documents.

2.

I tender to Xeris for exchange the Eligible Options specified on this Election Form and understand that, upon acceptance by Xeris, this Election Form will constitute a binding agreement between Xeris and me. I have checked the box(es) corresponding to the Eligible Options that I elect to tender for exchange. I understand that any election that I make to tender an option for exchange that does not qualify as an Eligible Option will not be accepted, and such options will remain outstanding subject to their original terms following the expiration of the Exchange Offer.

3.

If I validly tender an Eligible Option for exchange and such Eligible Option is accepted by Xeris, such Eligible Option will automatically be cancelled by Xeris in exchange for the grant of one or more New Options with the applicable New Option terms described in the Offer Documents, including, without limitation:

•	Each New Option will have an exercise price equal to the closing price of Xeris’s common stock reported on The Nasdaq Global Select Market on the date that the New Option is granted.

•	Each New Option will represent your right to purchase the same number of shares of our common stock as your surrendered Eligible Options.

•	Each New Option will have a maximum term of 7 years following the grant date of the New Option.

•	The vesting schedule of my New Options will be as follows:

•

The New Options will not be exercisable on the date they are granted, even if the corresponding exchanged Eligible Options had previously become exercisable. The New Options will vest and become exercisable in two equal annual installments following the Grant Date, subject to the continuous service of the Eligible Participant.

4.

To remain eligible to tender Eligible Options for exchange pursuant to the Exchange Offer, I must remain an Eligible Holder and must not have received a notice of termination nor given a notice of resignation with respect to my employment prior to Expiration Time, which is currently scheduled to be 11:59 p.m., Central Time, on Wednesday, December 9, 2020, unless extended. I understand that if my employment with Xeris ceases prior to the Expiration Time, Xeris will not accept my Eligible Options for exchange and I or my estate or beneficiaries, as the case may be, will retain my Eligible Options subject to their original terms and conditions. If I cease providing services to Xeris for any reason before the shares underlying my New Options vest, I will forfeit any unvested portion of my New Options, subject to the terms of Xeris’ 2011 Stock Option/Stock Issuance Plan and Xeris’ 2018 Stock Option and Incentive Plan.

5.	Neither the ability to participate in the Exchange Offer nor actual participation in the Exchange Offer will be construed as a right to continued employment or service with Xeris.

6.

This election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my Eligible Options at any time until the Expiration Time, as described in the Instructions to Election Form. I understand that this decision to tender my Eligible Options will be irrevocable as of 11:59 p.m., Central Time, Wednesday, December 9, 2020, unless the Exchange Offer is extended. Participation in the Exchange Offer is entirely my decision and should be made based on my personal circumstances. Xeris has not authorized any person to make any recommendation on its behalf as to whether or not I should participate in the Exchange Offer.

7.

I may receive certain future confirmation letters or other communications from Xeris in connection with the Exchange Offer, including a communication confirming that Xeris has received this Election Form and whether Xeris ultimately accepts or rejects this Election Form.

INSTRUCTIONS TO ELECTION FORM

1.

DEFINED TERMS. All capitalized terms used in this Election Form but not defined herein have the meanings given in the Offer to Exchange Eligible Options for New Options, dated November 10, 2020, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email from Xeris. The use of “Xeris,” “we,” “us” and “our” in this Election Form refers to Xeris Pharmaceuticals, Inc.

2.

EXPIRATION TIME. The Exchange Offer and any rights to tender or to withdraw a tender of Eligible Options expire at 11:59 p.m., Central Time, on Wednesday, December 9, 2020, unless the Exchange Offer is extended (and unless we have accepted the Eligible Options, you may also withdraw any such tendered securities at any time after 12:00 a.m. Central Time on Friday, January 8, 2021).

3.

DELIVERY OF ELECTION FORM. If you intend to tender Eligible Options under the Exchange Offer, you must complete and submit your Election Form on the option-exchange site before 11:59 p.m., Central Time, on Wednesday, December 9, 2020 (or such later date as may apply if the Exchange Offer is extended).

Your Election Form will be effective only upon receipt by us. You are responsible for making sure that the Election Form is submitted and completed on the options-exchange site. You must allow for sufficient time to complete and deliver this Election Form to ensure that we receive your Election Form on time.

You are not required to tender any of your Eligible Options for exchange. If you choose to tender one or more of your Eligible Options for exchange, please check the box on your Election Form corresponding to each Eligible Option that you wish to tender for exchange. You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange and grant you New Options.

4.

WITHDRAWAL OF ELECTION. Tenders of Eligible Options made under the Exchange Offer may be withdrawn at any time before 11:59 p.m., Central Time, on Wednesday, December 9, 2020, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time (and unless we have accepted the Eligible Options, you may also withdraw any such tendered options after 12:00 a.m. Central Time on Friday, January 8, 2021).

To withdraw tendered Eligible Options, you must revoke your Election Form via the option exchange site prior to the Expiration Time.

Withdrawals may not be rescinded unless the withdrawn Eligible Options are properly re-tendered before the Expiration Time by following the procedures described in Instruction 3 above.

5.

SIGNATURES. Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Holder who holds the Eligible Options to be tendered using the same name for such Eligible Holder as appears on the applicable stock option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6.

REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Exchange Offer (including requests for additional or hard copies of the Offer Documents or this Election Form) should be directed via email to jbozarth@xerispharma.com.

7.

IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options for exchange. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Options or any particular Eligible Holder before the Expiration Time. No Eligible Options will be accepted for exchange until the Eligible Holder exchanging the Eligible Options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the Expiration Time. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

8.	ALTERNATIVE, CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.

9.

IMPORTANT U.S. TAX INFORMATION. You should refer to Section 12 of the Offering Memorandum included in the Offer Documents, which contains important U.S. tax information. We encourage you to consult with your own financial and tax advisors if you have questions about your financial or tax situation.